1 Separation Agreement The following agreement (“Agreement”) between José M. Trevejo (“you”) and Tarsus Pharmaceuticals, Inc. (the “Company” and, together with you, the “Parties”) confirms your separation from employment and offers you certain benefits to which you would not otherwise be entitled, conditioned upon your provision of a general release of claims and the obligations set forth in this Agreement. WHEREAS, you have served as the Chief Medical Officer of the Company since February 7, 2022; WHEREAS, the Company notified you on January 11, 2024 that you would be separating from the Company; and WHEREAS, you desire to fully and finally resolve any and all disputes and to set forth your complete agreement and release of claims. NOW, THEREFORE, with the intent to be legally bound hereby, and in consideration of the mutual promises contained herein, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows: 1. Separation from Employment: Your last day of employment with the Company will be February 17, 2024 (the “Separation Date”). 2. Final Pay and Benefits: You acknowledge and agree that the Company has provided you with your final pay, less lawful deductions (the “Final Pay”) through the Separation Date, in a timely manner and in accordance with your state’s or commonwealth’s law. Whether or not you execute this Agreement, you will be entitled to, and are not releasing your rights to, any benefits required to be provided to you pursuant to any employee benefit plans in which you are a participant. You may also have rights to continue your group health coverage under the federal law commonly called “COBRA,” or a state or commonwealth law equivalent. 3. Severance Benefits: a. Severance Pay: The Company will pay you severance in the form of a lump sum cash severance payment equal to twelve (12) months of your current annualized salary (“Severance Pay”). The payments will be made pursuant to the Company’s standard payroll procedures within fourteen (14) calendar days of the Effective Date (defined below). The Severance Pay will be treated as taxable compensation, but is not intended by either party to be treated, and will not be treated, as compensation for purposes of eligibility or benefits under any benefit plan of the Company. The Company will apply standard tax and other applicable withholdings to payments made to you. b. Severance Bonus: The Company will also pay your 2023 annual target bonus, based 90% on the fiscal year 2023 Company performance score, and based 10% on individual performance in the Company’s complete and absolute discretion (the “Severance Bonus”) approved by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). This Severance Bonus will be paid in a lump sum by March 22, 2024. The determinations of the Board or the Committee with respect to the 2023 Bonus Amount will be final and binding. The Severance Bonus will be treated as taxable compensation, but is not intended by either party to be treated, and will not be treated, as compensation for purposes of eligibility or benefits under any benefit plan of the Company. The Company will apply standard tax and other applicable withholdings to payments made to you. DocuSign Envelope ID: 1E8C611B-1CC2-44DE-A435-3A51619055196DD3AC07-AC3A-4C96-B3D1-C704959A028D

2 c. COBRA Premiums: The Company will also pay the COBRA premiums for you and, if applicable, your dependents, for your continued group health coverage to the appropriate health insurer, for up to twelve (12) months after your Separation Date, provided you elect COBRA coverage. However, the Company will discontinue any such payment of COBRA premiums upon the earlier of (i) the date when you become eligible for substantially equivalent health insurance in connection with new employment, or (ii) the expiration of your continuation coverage under COBRA. You agree to immediately notify the Company in the event of (i) above. d. Additional Equity Benefits: The Company will provide the additional equity benefits described in the Equity paragraph below. e. Paid Administrative Leave: The Company will place you on paid garden leave from January 18, 2024, to February 17, 2024. During this period, the Company will continue to pay your full salary and the employer portion of your health insurance or COBRA premiums, and you will continue to vest in your equity awards. Further, during this period, you will be expected to provide services to assist in the transition of your responsibilities as reasonably requested by the Company (the “Garden Leave Services”). f. Acknowledgement & Consideration: You acknowledge the above benefits (“Severance Benefits”) include some benefit you would not have been entitled to if had you not signed this Agreement. 4. Equity: a. Stock Options. You were granted the options set forth in the table below (each, an “Option” and collectively, the “Options”) to purchase shares of the Company’s common stock (“Common Stock”) under the Company’s 2020 Equity Incentive Plan (the “2020 Plan”). You acknowledge and agree that vesting of your Options will cease as of your Separation Date, and your rights to exercise your Options will be in accordance with the 2020 Plan and your Stock Option Agreements. The table below sets forth the number of vested and unvested shares subject to each Option as of your Separation Date. As consideration for entering into this Agreement, the Company will accelerate the vesting of your Options such that following the Effective Date, you will be vested in an additional number of shares subject to each of the Options as if you remained in continuous service with the Company through March 31, 2024 (as further set forth in the table below). Date of Grant Number of Option Shares Granted Exercise Price Per Share Vested Option Shares Outstanding as of the Separation Date Unvested Option Shares Outstanding as of the Separation Date Number of Option Shares Eligible for Acceleration Remaining Unvested Option Shares Post- Acceleration 2/1/2022 116,424 $20.64 58,212 58,212 2,425 55,787 3/8/2023 45,459 $15.00 0 45,459 11,364 34,095 All unvested shares subject to the Options that are not eligible for acceleration as set forth in the table above will be forfeited to the Company on the Separation Date, in accordance with the terms and conditions set forth in the Stock Option Agreement governing each of the Options. DocuSign Envelope ID: 1E8C611B-1CC2-44DE-A435-3A51619055196DD3AC07-AC3A-4C96-B3D1-C704959A028D

3 As additional consideration, your Options, to the extent vested as of the Separation Date or which are eligible for vesting acceleration as of the Effective Date and as set forth in the table above, will remain exercisable until the 12-month anniversary of your Separation Date, subject to their earlier termination in accordance with the 2020 Plan. To the extent the extension of the post-termination exercise period applies to an Option that is an incentive stock option with an exercise price that is lower than the current fair market value of the Company’s Common Stock, you understand that the effect of the extension will be to disqualify the Option as an incentive stock option. To the extent the extension of the post-termination exercise period applies to an Option that is an incentive stock option with an exercise price that is equal to or greater than the current fair market value of the Company’s Common Stock, the extension will not immediately disqualify the Option as an incentive stock option; however, such Option will automatically become a nonstatutory stock option three (3) months after the Separation Date. If you exercise an Option that is not an incentive stock option at the time of exercise, you will be required to make arrangements satisfactory to the Company to satisfy all applicable withholding obligations. The Stock Option Agreements governing the Options will remain in full force and effect, and you agree to remain bound by those agreements. b. Restricted Stock Units. You were granted the awards of restricted stock units (“RSUs”) set forth in the table below pursuant to the 2020 Plan. You acknowledge and agree that vesting of your RSUs will cease as of your Separation Date. The table below sets forth the number of vested and unvested shares subject to each award of RSUs as of your Separation Date. Date of Grant Number of RSUs Granted Number of RSUs Vested as of the Separation Date Number of RSUs Unvested as of the Separation Date 2/1/2022 30,197 7,549 22,648 3/8/2023 30,792 0 30,792 All unvested RSUs will be forfeited to the Company on the Separation Date, in accordance with the terms and conditions set forth in the Restricted Stock Unit Agreement governing each of the awards of RSUs. c. Except as set forth in (a) and (b) above, you acknowledge and agree that you do not have any other rights to receive, acquire, possess or vest into any additional shares of Common Stock or any other shares, warrants, securities, derivative securities or other class of capital stock of the Company or any of its parent, subsidiary or affiliated entities, in connection with your service with the Company. 5. Employee Representations: You acknowledge that the Company relies on these representations by you entering into this Agreement: a. You do not have any claim against the Company or the Releasees (defined below), or otherwise have not made internal, administrative, or judicial complaints, claims, or actions against or regarding the Company or the Releasees, for claims you are releasing in this Agreement; b. You have reported to the Company any work-related injuries or occupational illnesses sustained by you during your employment with the Company; c. To your knowledge, you have been properly provided any leaves of absence requested and available to you based on your or your family members’ health or medical condition or DocuSign Envelope ID: 1E8C611B-1CC2-44DE-A435-3A51619055196DD3AC07-AC3A-4C96-B3D1-C704959A028D

4 military service, and have not been subjected to any improper treatment, conduct, or actions due to a request for or taking such leave; d. You have received all compensation due to date because of services you performed for the Company; e. You have been properly provided paid time off and, consistent with the Company’s non-accrual vacation policy, you will not have any accrued, but unused vacation time or paid time off as of the Separation Date for which you are entitled to payment; and f. You are not aware of any conduct by any person that violates Company policy or the Company’s legal, compliance, or regulatory obligations, or any other suspected ethical or compliance issues by the Company or the other Releasees, which you have not brought to the attention of the Company. 6. Return of Company Property: You acknowledge and agree that as a condition precedent for the Severance Benefits, you must return to the Company all of its property and data of any type in your possession, custody, or control including, but not limited to keys, access codes or devices, physical or electronically stored documents or files, computer equipment, cell phone, and passwords. You further agree to return all the Company’s property and data in substantially the same working condition in which they were issued to you, normal wear and tear excepted. Notwithstanding the foregoing, (i) an inadvertent failure by you to return such property, if immaterial, will not constitute a breach of this Agreement; and (ii) you may retain compensation-related and personnel documents pertaining to your employment, and materials distributed to shareholders generally. 7. Proprietary Information: You acknowledge that you are bound and continue to be bound by the Company’s Proprietary Information and Inventions Agreement (the “Confidentiality Agreement”), a copy of which is attached as Exhibit A. 8. General Release and Waiver of Claims by You: To the fullest extent permitted by law, you on behalf of yourself, your heirs, family members, executors, estates, agents and assigns, or any controlled affiliate and any trust or other entity of which you or your heirs, estates or family directly or indirectly hold a majority beneficial interest, fully, finally, and forever release and discharge the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subsidiaries, affiliates, successors, investors, and assigns (collectively “Releasees”), of and from all claims and potential claims, which may legally be waived by private agreement, whether known or unknown, which you have asserted or could assert against the Company, arising out of or relating in any way to acts, circumstances, facts, transactions, or omissions based on facts, occurring up to and including the date you sign this Agreement (the “Released Claims”). The Released Claims specifically include, but are not limited to: claims under common law or equity; claims for additional compensation or benefits arising out of your employment or your separation from employment; wage and hour claims; unlawful discharge; breach of contract; breach of the covenant of good faith and fair dealing; fraud; violation of public policy; defamation; physical injury; emotional distress; negligence; claims under Title VII of the 1964 Civil Rights Act; the Age Discrimination in Employment Act (“ADEA”); Older Workers Benefit Protection Act (“OWBPA”); the Employee Retirement Income Security Act of 1974 (“ERISA”); the Americans with Disabilities Act; the Workers Adjustment and Retraining Notification Act; the Equal Pay Act; the Family Medical Leave Act; the Civil Rights Act of 1866; the Pregnancy Discrimination Act; the Massachusetts Wage Act, the Massachusetts Fair Employment Practices Act; the California Fair Employment and Housing Act, or the California Labor Code, and any other federal, state, or local laws, constitution, rule, ordinance, order, and/or regulations, including their amendments and respective implementing regulations. Notwithstanding the foregoing, nothing in this Agreement is a waiver of any claims (i) to enforce this Agreement; (ii) for any obligation of the Company pursuant to this Agreement; or (iii) regarding any rights of indemnification, rights to receipt of legal fees DocuSign Envelope ID: 1E8C611B-1CC2-44DE-A435-3A51619055196DD3AC07-AC3A-4C96-B3D1-C704959A028D

5 and expenses, rights of insurance coverage, or rights to obtain contribution in the event of the entry of a judgment against you as a result of any act or failure to act for which both you and the Company are jointly responsible, to which you may be entitled. By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. 9. Protected Rights: a. You understand that nothing in this Agreement limits your ability to file a charge or complaint with, to provide documents or information voluntarily or in response to a subpoena or other information request to, or to participate in an investigation or proceeding conducted by, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state, or local government agency or commission (each, a “Government Agency”). You further understand this Agreement does not limit your ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit your right to receive an award for information provided to any Government Agency. You understand that nothing in this Agreement: (i) applies to claims for unemployment or workers’ compensation benefits; (ii) applies to claims arising after the date you sign this Agreement; (iii) applies to claims for reimbursement of expenses under the Company’s expense reimbursement policies; (iv) applies to claims for any vested rights under the Company’s ERISA-covered employee benefit plans as applicable on the date you sign this Agreement; (v) applies to claims that controlling law clearly states may not be released by private agreement; (vi) limits or affects your right, if any, to challenge the validity of this Agreement under the ADEA or the OWBPA; (vii) applies to a non-disclosure or non-disparagement clause agreed to before a dispute arises involving a nonconsensual sexual act or sexual contact, including when the victim lacks capacity to consent, or relating to conduct that is alleged to constitute sexual harassment; (viii) precludes you from exercising your rights, if any, under Section 7 of the National Labor Relations Act (“NLRA”) or under similar state law to engage in protected, concerted activity with other employees, including discussing your compensation or terms and conditions of employment; or (ix) prevents you from discussing or disclosing information about unlawful or criminal acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful or waives your right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of the Company, or on the part of the agents or employees of the Company, when you have been required or requested to attend such a proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature. However, by signing this Agreement, you are waiving your right to recover any individual relief, including any backpay, frontpay, reinstatement or other legal or equitable relief, in any charge, complaint, or lawsuit or other proceeding brought by you or on your behalf by any third party, except for any right you may have to receive a payment or award from a Government Agency (and not the Company) for information provided to said Government Agency and except as provided under applicable law. DocuSign Envelope ID: 1E8C611B-1CC2-44DE-A435-3A51619055196DD3AC07-AC3A-4C96-B3D1-C704959A028D

6 b. Notwithstanding your confidentiality obligations to the Company under the Confidentiality Agreement, this Agreement, and otherwise, you understand that as provided by the Federal Defend Trade Secrets Act, you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. c. You understand that upon the Effective Date, this Agreement will be final and binding. You promise not to pursue any claim released by this Agreement. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against the Releasees, you shall do no more than simply say you cannot provide counsel or assistance. If you break this promise, or otherwise breach your obligations under the Agreement, you agree to pay the Company’s costs and expenses, including reasonable attorneys’ fees, related to the defense of any claims covered by this Agreement or any Releasee’s efforts to enforce this Agreement. Notwithstanding the foregoing, although you are releasing claims you may have under the ADEA and the OWBPA, you may challenge the knowing and voluntary nature of this release before a court, the Equal Employment Opportunity Commission, or any other Government Agency charged with the enforcement of any employment laws. 10. Confidentiality: Except as required by law and subject to the Protected Rights paragraph above, you must keep the existence, contents, terms, and conditions of this Agreement confidential and may not disclose them except to your immediate family, accountant(s), attorneys, financial or tax advisers, or under subpoena or court order. If asked for information about this Agreement, you will simply respond that you and the Company have separated on agreed terms. Any breach of this Confidentiality paragraph shall be deemed a material breach of this Agreement. 11. Cooperation: You agree to reasonably cooperate with the Company relating to matters within your knowledge or responsibility. Without limiting this commitment, you agree (i) to meet with Company representatives, its counsel, or other designees at mutually convenient times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding same to any court, agency, or other adjudicatory body; and (iii) to provide the Company with notice of contact by any non-governmental adverse party or such adverse party’s representative, except as may be required by law. The Company will reimburse you for reasonable expenses in connection with the cooperation described in this paragraph. Any request for cooperation by the Company pursuant to this paragraph will not interfere with your pursuit, acceptance, or performance of duties in respect of other employment (including self- employment). In connection with any cooperation pursuant to this paragraph, the Parties shall each use their good-faith best efforts to reconcile and accommodate any conflicts in scheduling related to such cooperation, and the Company shall minimize, to the extent reasonably possible, the time required of you in connection with such requested cooperation. 12. No Disparagement: Subject to the Protected Rights paragraph above, you agree that you will never make any disparaging, defamatory, or negative statements public or privately, online or offline, orally or in writing about the Company or its directors, officers, products, services or business practices, your employment with the Company, or the termination of that employment. Similarly, the Company shall instruct the Company’s current executive team members: Bobak Azamian, Jeff Farrow, Aziz Mottiwala, Sesha Neervannan, Dianne Whitfield, Bryan Wahl, and Cara Miller to not make any disparaging, defamatory, or negative statements, public or privately, online or offline, orally or in writing, about you, your employment with the Company, or the termination of that employment. Notwithstanding the foregoing, nothing in this Agreement prohibits you from (i) providing truthful testimony or information necessary to enforce any agreement between you and the Company or pursuant to a subpoena, court order DocuSign Envelope ID: 1E8C611B-1CC2-44DE-A435-3A51619055196DD3AC07-AC3A-4C96-B3D1-C704959A028D

7 or other legal process; (ii) correcting or refuting any incorrect, defamatory, disparaging, or derogatory statements, made against you; or (iii) making truthful non-defamatory, non-disparaging, or non-derogatory statements in the context of seeking new employment or as part of your employment with any succeeding employer during normal competition. 13. No Admission of Liability: This Agreement shall not be construed or contended by you to be an admission or evidence of any wrongdoing, unlawful conduct, or liability by the Company or the Releasees. This Agreement shall be afforded the maximum protection allowable under Federal Rule of Evidence 408 and/or any other state or federal law of similar effect. However, the Parties agree that this Agreement may be used as evidence in a subsequent proceeding in which any of the Parties allege a breach of this Agreement or as a complete defense to any lawsuit brought by any party. 14. Headings; Sub-Headings: Headings and sub-headings of the paragraphs and sub- paragraphs of this Agreement are intended solely for convenience of reference and no provision of this Agreement is to be construed based upon the heading or sub-heading of any paragraph or sub-paragraph. 15. Complete and Voluntary Agreement: This Agreement, including its exhibits, constitutes the entire agreement between you and the Company regarding the subject hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject. Notwithstanding the foregoing, this Agreement shall not supersede obligations you may have under any agreements with the Company regarding the non-disclosure of trade secrets and confidential or proprietary information, prohibiting solicitation of customers, suppliers, or employees, prohibiting competition with the Company, assigning intellectual property, or providing for a dispute resolution mechanism. You acknowledge that neither the Company, the Releasees, nor their agents or attorneys have made any promise, representation or warranty, either express or implied, written or oral, which is not contained in this Agreement to induce you to execute the Agreement. You acknowledge that you have executed this Agreement in reliance only upon the promises, representations and warranties herein, and that you are executing this Agreement voluntarily and free of any duress or coercion. This Agreement is binding on and is for the benefit of the Parties and their respective successors, assigns, heirs, personal representatives, executors, administrators, and other legal representatives. 16. Severability: The provisions of this Agreement are severable, and if any part of the Agreement is found to be invalid or unenforceable, the other parts shall remain valid and enforceable. 17. Modification; Counterparts; Electronic/PDF Signatures: You agree this Agreement may not be altered, amended, modified, or otherwise changed, except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each party to this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute the same instrument. Counterparts may be delivered via facsimile, electronic mail, or other electronic transmission method, and may be executed using any electronic signature method complying with the United States ESIGN Act of 2000 (e.g., www.docusign.com). Any such counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 18. Interpretation and Construction of Agreement: This Agreement shall be construed and interpreted under the laws of the state or commonwealth where you were last employed by the Company (Massachusetts) without regard to conflict-of-laws principles. Moreover, this Agreement shall not be construed against either Party as the author or drafter of the Agreement. DocuSign Envelope ID: 1E8C611B-1CC2-44DE-A435-3A51619055196DD3AC07-AC3A-4C96-B3D1-C704959A028D

8 19. Review of Separation Agreement; Effective Date: You understand that you must sign this agreement no earlier than your Separation Date (February 17, 2024) and deliver it to me at email bobby@tarsusrx.com no later than February 23, 2024 (the “Consideration Period”). You also agree that you have had at least twenty-one (21) calendar days to consider this Agreement, and that changes to this Agreement, whether material or immaterial, do not toll or restart the Consideration Period. If you choose to sign this Agreement before the Consideration Period ends, you represent: (i) you freely chose to do so after carefully considering its terms; (ii) you are knowingly and voluntarily waiving the remainder of the Consideration Period; and (iii) your decision to waive the remainder of the Consideration Period was not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the Consideration Period, or by providing different terms to you for signing this Agreement prior to the expiration of the Consideration Period. You affirm that you were advised to consult with an attorney before signing this Agreement. You also understand you may revoke this Agreement within seven (7) calendar days of signing (the “Revocation Period”) and that the Company will only provide you with the Severance Benefits after that Revocation Period has expired. Any revocation must be made in writing and delivered to me at email bobby@tarsusrx.com. This Agreement is effective on the eighth (8th) calendar day after you sign it, provided that you have not revoked it (the “Effective Date”). (Remainder of Page Intentionally Left Blank; Signatures Follow Below) DocuSign Envelope ID: 1E8C611B-1CC2-44DE-A435-3A51619055196DD3AC07-AC3A-4C96-B3D1-C704959A028D

9 The Parties have read this agreement and understand its legal and binding effect. The Parties are acting voluntarily, deliberately, and of their own free will in signing this agreement. By:______________________________________ Bobak Azamian Chief Executive Officer Tarsus Pharmaceuticals, Inc. Date: __________________________ _______________________________ José M. Trevejo Date: __________________________ *** Do not sign before February 17, 2024 *** Exhibit Exhibit A: Confidentiality Agreement DocuSign Envelope ID: 1E8C611B-1CC2-44DE-A435-3A5161905519 2/20/2024 6DD3AC07-AC3A-4C96-B3D1-C704959A028D 2/21/2024

EXHIBIT A Confidentiality Agreement DocuSign Envelope ID: 1E8C611B-1CC2-44DE-A435-3A51619055196DD3AC07-AC3A-4C96-B3D1-C704959A028D

GDSVF&H\3797916.1 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT The following confirms and memorializes an agreement that Tarsus Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and I (José Trevejo) have had since the commencement of my employment (which term, for purposes of this agreement, shall be deemed to include any relationship of service to the Company that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by Company: 1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me. 2. Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with Company to and only to the fullest extent allowed by California Labor Code Section 2870 (which is attached as Appendix A) (collectively “Inventions”) and I will promptly disclose all Inventions to Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by Section 2870 so that the Company can make an independent assessment. I hereby make all assignments necessary to accomplish the foregoing. I shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If anything created by me prior to my employment relates to Company’s actual or proposed business, I have listed it on Appendix B in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of Company, I use or disclose my own or any third party’s confidential information or intellectual property (or if any Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights. 3. I grant permission to Company (inclusive of any person or entity acting in the Company’s behalf) to take and use visual and/or audio images (“Images”) of me. Images include any type of recording, including but not limited to photographs, digital images, drawings, DocuSign Envelope ID: 4E8AC6F3-813B-4439-91B1-B2748BAB94001 C611B 1CC2- DE-A435-3A51619055196DD3AC07-AC3A- C 6-B3D1-C704959A028D

2 GDSVF&H\3797916.1 renderings, voices, sounds, video recordings, audio clips or accompanying written descriptions, in any tangible form. Company shall own the Images and all rights relating thereto, and I hereby assign all right, title, and interest to the foregoing to the Company. I shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. The Images may be used for any legal purpose, and in any manner or media without notifying me, non-limiting examples of which include Company websites, publications, promotions, broadcasts, advertisements, social media, posters and theater slides. I waive any right to inspect or approve the finished images or any printed or electronic matter that may be used with them, or to be compensated for them. I release Company and its employees and agents, including any entity authorized to publish, broadcast and/or distribute a finished product containing the Images, from any claims, damages, or liability which I may ever have in connection with the taking, use, or distribution of the Images. 4. To the extent allowed by law, paragraphs 2 and 3 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by Company. 5. I agree that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. 6. Until one year after the term of my employment, I will not encourage or solicit any employee or consultant of Company to leave Company for any reason (except for the bona fide firing of Company personnel within the scope of my employment). DocuSign Envelope ID: 4E8AC6F3-813B-4439-91B1-B2748BAB94001 C611B 1CC2- DE-A435-3A51619055196DD3AC07-AC3A- C 6-B3D1-C704959A028D

3 GDSVF&H\3797916.1 7. I agree that during the term of my employment with Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company. 8. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the President of Company. 9. I agree that my obligations under paragraphs 2, 3, 4, 5 and 6 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3, 4 and 5 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, its subsidiaries, successors and assigns. 10. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be an adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond. NOTICE: This agreement does not affect any immunity under 18 USC Sections 1833(b) (1) or (2), which read as follows (note that for purposes of this statute only, individuals performing work as contractors or consultants are considered to be employees): (1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the DocuSign Envelope ID: 4E8AC6F3-813B-4439-91B1-B2748BAB94001 C611B 1CC2- DE-A435-3A51619055196DD3AC07-AC3A- C 6-B3D1-C704959A028D

individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

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5 GDSVF&H\3797916.1 I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME. Date: Employee: Signature Name (Printed) Accepted and Agreed to: TARSUS PHARMACEUTICALS, INC. By: Name: Title: DocuSign Envelope ID: 4E8AC6F3-813B-4439-91B1-B2748BAB9400 1/18/2022 Jose Trevejo CEO Bobby Azamian 1 C611B 1CC2- DE-A435-3A51619055196DD3AC07-AC3A- C 6-B3D1-C704959A028D

GDSVF&H\3797916.1 APPENDIX A California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer. (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for his employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable. DocuSign Envelope ID: 4E8AC6F3-813B-4439-91B1-B2748BAB94001 C611B 1CC2- DE-A435-3A51619055196DD3AC07-AC3A- C 6-B3D1-C704959A028D

GDSVF&H\3797916.1 APPENDIX B PRIOR MATTER DocuSign Envelope ID: 4E8AC6F3-813B-4439-91B1-B2748BAB94001 C611B 1CC2- DE-A435-3A51619055196DD3AC07-AC3A- C 6-B3D1-C704959A028D